Exhibit (i)(1)

[Janus letterhead]

April 4, 2016

Clayton Street Trust

151 Detroit Street

Denver, CO 80206-4805

Re:	Public Offering of Clayton Street Trust and its Series

Ladies and Gentlemen:

I serve as Vice President and Chief Legal Counsel for Clayton Street Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of Pre-Effective Amendment No. 1 to the Trust’s registration statement on Form N-1A (File Nos. 333-208542; 811-23121) with respect to the proposed sale of an indefinite number of shares of beneficial interest, $0.001 par value (“Shares”), of Protective Life Dynamic Allocation Series – Conservative Portfolio, Protective Life Dynamic Allocation Series – Moderate Portfolio, and Protective Life Dynamic Allocation Series – Growth Portfolio (each, a “Fund” and together, the “Funds”), under the Securities Act of 1933, as amended.

I have examined the Trust’s Trust Instrument and Bylaws, the proceedings of its trustees relating to the authorization, issuance and proposed sale of the Shares, and such other records and documents as I have deemed relevant. Based upon the foregoing, it is my opinion that upon the issuance and sale of the Shares in the manner contemplated by the aforesaid pre-effective amendment to the Trust’s registration statement, such Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. This opinion is for the exclusive use of the Trust in connection with the filing of such pre-effective amendment to the Trust’s registration statement to establish and designate each Fund and Shares offered by each Fund with the Securities and Exchange Commission (and certain state securities commissions) and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose. This opinion is given as of the date hereof and I render no opinion and disclaim any obligation to revise or supplement this opinion based upon any change in applicable law or any factual matter that occurs or comes to my attention after the date hereof.

Very truly yours,

/s/ Stephanie Grauerholz

Stephanie Grauerholz

Chief Legal Counsel, Vice President

and Secretary